Exhibit 99.1

News Release	For Immediate Release

Investor Relations:              Andrea Tarbox, CFO     847.441.1805

KapStone Reports Second Quarter 2007 Results and Provides Full Year Guidance

•                  Second Quarter Basic and Diluted EPS of $0.14 and $0.09, Respectively

•                  YTD Cash Flows from Operations of $28.1 Million, Up 87% over Prior Year

NORTHFIELD, IL — August 8, 2007 — KapStone Paper and Packaging Corporation (NASDAQ: KPPC) today reported results for the second quarter ended June 30, 2007 and provided guidance for the full year 2007.

	Three Months Ended June 30,			Six Months Ended June 30,
		Predecessor KPB				Predecessor KPB
	2007 (1)	2006		2007 (1)		2006

GAAP Net Income	$3,449	$3,467		$10,527		$7,984

Adjusted Net Income	$3,449	$2,792	(2)	$11,495	(3)	$7,309

GAAP Basic Earnings per Share	$0.14	NA		$0.42		NA

Adjusted Basic Earnings per Share	$0.14	NA		$0.46	(3)	NA

GAAP Diluted Earnings per Share	$0.09	NA		$0.30		NA
Adjusted Diluted Earnings per Share	$0.09	NA		$0.33	(3)	NA

EBITDA	$9,053	$10,201		$23,096		$22,647

Adjusted EBITDA	$9,053	$9,101	(2)	$24,622	(3)	$21,547

(1)             Second quarter 2007 results were adversely impacted by an estimated $1.0 million in lost pre-tax operating income for an unplanned mill outage caused by an electrical fire which occurred in June reducing production by 2,300 tons and net sales by $1.3 million during the period.

(2)             Second quarter 2006 results were adjusted to eliminate a $1.1 million favorable pre-tax property tax settlement which was substantially reversed by a $0.9 million payment in the third quarter of 2006.

(3)             Six months ended June 30, 2007 results were adjusted to eliminate a $1.5 million pre-tax non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.

Second Quarter Operating Highlights

Second quarter 2007 operating income of $6.1 million was up 2% over the same quarter last year while net sales of $60.2 million were down $0.8 million, or 1.3%, from the same quarter last year. A two day unplanned mill outage resulting from an electrical fire which occurred in June reduced production by 2,300 tons and negatively impacted net sales by approximately $1.3 million.

Despite the unplanned outage, unbleached kraft paper volume was up slightly to 96,044 tons or $52.5 million in net sales. Operating income for the unbleached kraft paper segment was $7.9 million in the second quarter, a 25.5% increase over the prior year. Excluding a favorable property tax settlement which increased operating income during the prior year’s second quarter by $1.1 million and was then substantially reversed by a $0.9 million adjustment in the third quarter of 2006, operating income would have been up $2.7 million, or 52.0%. In addition, an unplanned mill outage in June 2007 negatively impacted operating income during the quarter by approximately $1.0 million.  The significant improvement in operating income during the quarter reflects higher selling prices and lower depreciation charges on the reduced depreciable asset base that resulted from the preliminary purchase price accounting. Average revenue per ton of $546.82 was relatively consistent compared to the prior year quarter due to running a lower priced mix. Also during the second quarters of 2007 and 2006, the Company completed its planned annual maintenance shutdowns resulting in nine days of lost production as well as incurring additional maintenance expenses. The costs for the annual shut downs approximated $4.6 million for each of the second quarters in 2007 and 2006.

Dunnage bag net sales were down $0.3 million mainly due to a 7.9% drop in volume while average revenue per bag increased 5.4% to $3.93.  Dunnage bag operating income of $1.8 million decreased 7.7% for the second quarter of 2007 compared to the same quarter a year ago on the lower sales volume partially offset by lower costs.

Corporate expenses of $3.6 million for the second quarter were $1.3 million higher than the comparable quarter in the prior year and reflect expenses for the Company’s headquarters while the amount in 2006 reflects an allocation of corporate expenses when KPB was owned by International Paper Company (IP).  Included in the 2007 corporate expenses are charges of approximately $0.6 million per quarter for the cost of transitional services provided by IP that will be terminated upon completion of the Company’s own ERP system.  It is currently projected that the Company’s new ERP system will be implemented in the fourth quarter of 2007, reducing quarterly expenses by approximately $0.2 million.

Cash Flow and Working Capital

Net cash from operating activities for the six months ended June 30, 2007 totaled $28.1 million, an improvement of $13.1 million, or 87.1%, over the comparable prior year period.  Capital expenditures of $5.7 million in the quarter were primarily spent on the new ERP system and equipment upgrades for the unbleached kraft facility. Working capital at June 30, 2007 was $60.7 million including cash and cash equivalents of $42.9 million.

Financial Guidance

For the year ending December 31, 2007, the Company currently expects net sales in a range of $260 - $264 million, up 6% - 7% over the prior year.  Adjusted EBITDA is expected to be in the range of $58 - 60 million, up 11% - 15%, from 2006 EBITDA of $52.2 million. Cash balances at December 31, 2007, therefore, are expected to be in the range of $58 - $63 million. This guidance does not include any benefits from recently announced industry linerboard price increases.

Roger Stone, KapStone’s chairman and chief executive officer, said, “As a new Company, we have chosen to provide guidance for our first operating year.  With our annual planned maintenance shutdown behind us, we are now looking forward to continuing strong demand for our products and benefits from operating efficiencies resulting in strong operating results and cash flows.”

This financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time.  Such factors and circumstances may change, and such changes may have an impact on the Company’s financial outlook.  The Company is under no obligation to update its financial guidance.

Conference Call

KapStone has scheduled a conference call at 11 a.m. ET, Thursday, August 9, 2007, to discuss the Company’s financial results for the 2007 second quarter. The conference call will be available via the Internet by accessing the Company’s web site at http://kapstonepaper.com. A replay of the webcast will be available for 7 days following the call.

About the Company

On January 2, 2007, KapStone Paper and Packaging Corporation (the Company) completed the acquisition of substantially all of the assets and assumed certain liabilities, of the Kraft Papers Business, or KPB, a division of International Paper Company.  The assets include an unbleached kraft paper manufacturing facility in Roanoke Rapids, North Carolina and Ride Rite® Converting, an inflatable dunnage bag manufacturer located in Fordyce, Arkansas.  Prior to the acquisition of KPB, the Company, a special purpose acquisition corporation or “blank check company”, had no operations.   For periods prior to the acquisition, KPB is deemed to be the predecessor to the Company. Therefore, in this release, the KapStone results for 2007 are compared to KPB’s 2006 results.

Headquartered in Northfield, IL, KapStone Paper and Packaging Corporation is a leading North American producer of kraft paper and converter of inflatable dunnage bags.   The Company is the parent company of KapStone Kraft Paper Corporation which includes a paper mill in Roanoke Rapids, NC, and Ride Rite®, an inflatable dunnage bag manufacturer in Fordyce, AR.  The business employs approximately 700 people.

Non-GAAP Financial Measures

Investors are cautioned that adjusted net income, adjusted EBITDA and adjusted EPS information contained in this press release are not financial measures under U.S. generally accepted accounting principles (GAAP). In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. The Company believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company.  Management uses Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs and potential future contingent earn-out payments to IP.

Adjusted net income represents net income excluding a one-time non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust finished goods inventory to fair value and a favorable 2006 property tax settlement.  EBITDA represents earnings before interest, income taxes, depreciation and amortization.  Adjusted EBITDA is computed by eliminating from EBITDA a one-time non-cash  purchase accounting adjustment made in connection with the KPB acquisition to adjust inventory to fair value. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.  Adjusted 2007 EPS is based on net income excluding the non-cash purchase accounting adjustment made in connection with the KPB acquisition to adjust inventory to fair value.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions and include, among others, statements under the caption “Operating Highlights”.  These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (ii) market and economic factors, including changes in pension and healthcare costs and natural disasters, such as hurricanes; (iii) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; and (iv) the ability to achieve and effectively manage growth; (v) ability to pay the Company’s debt obligations; and (vi) ability to carry out the Company’s strategic initiatives and manage associated costs.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corp

Condensed Consolidated Statements of Operations

Unaudited

	3 Months Ended June 30,			6 Months Ended June 30,
		Predecessor KPB	Variance F/(U)		Predecessor KPB	Variance F/(U)
(In thousands, except per share amounts)	2007	2006 (1)%		2007	2006 (1)%

Net sales	$60,242	$61,010	-1.3%	$125,669	$124,846	0.7%
Cost and expenses:
Cost of sales	47,029	47,618	1.2%	95,154	95,914	0.8%
Depreciation and amortization	2,924	4,198	30.3%	5,094	8,929	42.9%
Gross profit	10,289	9,194	11.9%	25,421	20,003	27.1%
SG & A	4,295	3,191	-34.6%	8,023	6,285	-27.7%
Other operating income	127	—	NA	588	—	NA
Operating income	6,121	6,003	2.0%	17,986	13,718	31.1%
Interest income	485	—	NA	882	—	NA
Interest expense	(1,117)	(352)	-217.3%	(2,273)	(707)	-221.5%
Income before provision for income taxes:	5,489	5,651	-2.5%	16,595	13,011	27.5%
Total provision for income taxes	2,040	2,184	-6.6%	6,068	5,027	20.7%
Net income	$3,449	$3,467	-0.1%	$10,527	$7,984	31.9%
Net income per share:
Basic	$0.14	—		$0.42	—
Diluted	$0.09	—		$0.30	—
Weighted-avg. number of shares outstanding:
Basic	24,960,000			24,966,667
Diluted	36,627,912			35,248,423

(1)             Prior period information has been revised in accordance with GAAP to reflect the retrospective application of a change in accounting for planned major maintenance activities.

BUSINESS SEGMENT DATA

	3 Months Ended June 30,			6 Months Ended June 30,
		Predecessor KPB	Variance F/(U)		Predecessor KPB	Variance F/(U)
(In thousands)	2007	2006 (1)%		2007	2006 (1)%
Net sales
Unbleached kraft	$52,519	$52,436	0.2%	$111,001	$108,407	2.4%
Dunnage bags	8,684	8,945	-2.9%	16,452	17,979	-8.5%
Intersegment elim. from unbleached kraft	(961)	(371)	-159.0%	(1,784)	(1,540)	-15.8%
Total net sales	$60,242	$61,010	-1.3%	$125,669	$124,846	0.7%
Operating income by industry segment
Unbleached kraft	$7,919	$6,310	25.5%	$21,406	$14,418	48.5%
Dunnage bags	1,790	1,940	-7.7%	3,312	3,749	-11.7%
Corporate expenses	(3,588)	(2,247)	-59.7%	(6,732)	(4,449)	-51.3%
Total operating income	$6,121	$6,003	2.0%	$17,986	$13,718	31.1%

KapStone Paper and Packaging Corp.

Condensed Consolidated Balance Sheets

	Unaudited	Predecessor KPB
	June 30,	December 31,
(In thousands)	2007	2006

Assets
Current assets:
Cash and cash equivalents	$42,930	$1
Accounts receivable, net	26,952	25,824
Inventories, net	21,329	24,087
Prepaid expenses	2,337	1,425
Total current assets	93,548	51,337

Plant, property and equipment, net	110,982	201,593
Deferred income taxes	1,006	—
Deferred acquisition costs	1,197	—
Other assets	3,156	4,452
Goodwill	677	—
Total assets	$210,566	$257,382

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,864	$7,931
Accrued expenses	4,435	7,144
Accrued compensation expenses	5,632	—
Accrued taxes other than income	1,008	—
Deferred income taxes	255	—
Current portion long-term debt	9,625	—
Total current liabilities	32,819	15,075

Long-term debt	48,500	22,357
Asset retirement obligations	272	265
Pension and post retirement benefits	3,362	—
Total liabilities	84,953	37,697
Stockholders’ equity:
Common stock $.0001 par value	2	—
Invested capital	113,176	—
Divisional control	—	219,685
Common stock held in treasury	(230)	—
Retained earnings	12,665	—
Total stockholders’ equity	125,613	219,685
Total liabilities and stockholders’ equity	$210,566	$257,382

Kapstone Paper and Packaging Corp.

Supplemental Information

GAAP to Non-GAAP Reconciliations

	3 Months Ended June 30,		6 Months Ended June 30,
		Predecessor KPB		Predecessor KPB
(In thousands, except per share data)	2007	2006 (1)	2007	2006 (1)

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$3,449	$3,467	$10,527	$7,984
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	—	—	968	—
Credit for favorable property tax settlement	—	(675)	—	(675)
Adjusted Net Income (Non-GAAP)	$3,449	$2,792	$11,495	$7,309

Net Income (GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$3,449	$3,467	$10,527	$7,984
Interest income	(485)	—	(882)	—
Interest expense	1,117	352	2,273	707
Tax provision	2,040	2,184	6,068	5,027
Depreciation and amortization	2,932	4,198	5,110	8,929
EBITDA	9,053	10,201	23,096	22,647
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	—	—	1,526	—
Credit for favorable property tax settlement	—	(1,100)	—	(1,100)
Adjusted EBITDA (Non-GAAP)	$9,053	$9,101	$24,622	$21,547

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.14	NA	$0.42	NA
Adjustment:
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	—	NA	0.04	NA
Adjusted Basic EPS (Non-GAAP)	$0.14	NA	$0.46	NA

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.09	NA	$0.30	NA
Adjustment:
One-time non-cash charge made in connection with the KPB acquisition to adjust inventory to fair value.	—	NA	0.03	NA
Adjusted Diluted EPS (Non-GAAP)	$0.09	NA	$0.33	NA

(1)             Prior period information has been revised in accordance with GAAP to reflect retrospective application of a change in accounting for planned major maintenance activities.